Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports Financial Results for Its Fiscal 2010 Fourth Quarter and Full Year

CARLE PLACE, N.Y.--(BUSINESS WIRE)--August 19, 2010--Adjusted results in the tables below exclude certain, one-time charges incurred during the fiscal year, including $1.9 million for the early termination of a merchandising agreement, $1.0 million in costs associated with the ending of a third-party marketing program and $0.9 million in costs related to settlement of a legal action. A reconciliation of adjusted results to the applicable GAAP results is included in the tables attached at the end of this release.

	Quarter Ended			Year Ended
	June 27, 2010			June 27, 2010
($000 except EPS)	2010	2009	Change	2010	2009	Change
Continuing operations:
Revenues	$165.4	$172.5	(4.1%)	$667.7	$714.0	(6.5%)
Gross Profit Margin	38.1%	38.6%	(50 bps)	39.8%	39.4%	40 bps
Net Income (Loss)	($3.2)	($13.1)	$9.9	($2.1)	($66.5)	$64.4
Adjusted Net Income (Loss)[1]	($1.2)	($2.8)	$1.6	$0.5	$7.4	($6.9)
EPS	($0.05)	($0.21)	$0.16	($0.03)	($1.05)	$1.02
Adjusted EPS[1]	($0.02)	($0.04)	$0.02	$0.01	$0.11	($0.10)
Adjusted EBITDA[2]	$4.8	$2.7	$2.1	$28.6	$36.5	($7.9)

	Quarter Ended			Year Ended
	June 27, 2010			June 27, 2010
	2010	2009	Change	2010	2009	Change
Consolidated operations:
Net Income (Loss)	($5.0)	($22.2)	$17.2	($4.2)	($98.4)	$94.2
EPS	($0.08)	($0.35)	$0.27	($0.07)	($1.55)	$1.48
(1)	Refer to Appendix A – Reconciliations of Historical Information: Reconciliation of Net Loss from Continuing Operations to Adjusted Net Income (Loss) from Continuing Operations.

(2)	Refer to Appendix A – Reconciliations of Historical Information: Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA from Continuing Operations.

1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), the world’s leading florist and gift shop, today reported results for its fiscal 2010 fourth quarter and full year. Total revenues from continuing operations were $667.7 for fiscal year 2010, representing a decline of 6.5 percent compared with revenues of $714.0 million in fiscal year 2009. Total revenues from continuing operations for the Company’s fiscal 2010 fourth quarter were $165.4 million, down 4.1 percent compared with $172.5 million in the prior year period. Gross profit margin for the year increased 40 basis points to 39.8 percent compared with 39.4 percent in the prior year. For the fiscal fourth quarter, gross profit margin declined 50 basis points to 38.1 percent compared with 38.6 percent in the prior year period.

During the fiscal year, the Company reduced operating expenses by $6.2 million (excluding depreciation and amortization and goodwill and intangible impairment). Operating expense ratio increased 150 basis points to 36.1 percent compared with 34.6 percent in the prior year, reflecting the lower total revenues for the year. For the quarter, the Company reduced operating expenses by $4.2 million (excluding depreciation and amortization and goodwill and intangible impairment). As a result, operating expense ratio for the period declined 100 basis points to 36.9 percent compared with 37.9 percent in the prior year period.

Adjusted EBITDA from continuing operations for the year was $28.6 million, compared with $36.5 million in the prior year. Adjusted EBITDA from continuing operations for the quarter was $4.8 million, compared with $2.7 million in the prior year period. Adjusted EBITDA from continuing operations for both the year and the quarter excludes one-time charges of $1.9 million for the early termination of the Company’s marketing and merchandising agreement with Martha Stewart Living Omnimedia and $1.0 million in costs related to the ending of a third-party marketing program, as well as a one-time charge of $0.9 million related to the settlement of a legal action.

Adjusted net income from continuing operations for the year was $0.5 million, or $0.01 per diluted share, compared with $7.4 million or $0.11 per diluted share in the prior year. For the quarter, adjusted net loss from continuing operations was $1.2 million, or ($0.02) per share, compared with a loss of $2.8 million, or ($0.04) per share, in the prior year period.

Results from discontinued operations for the year were a net loss of $2.1 million, or ($0.03) per share, compared with net loss of $31.9 million, or ($0.50) per share in the prior year. For the quarter, results from discontinued operations were a loss of $1.7 million, or ($0.03) per share, compared with a loss of $9.1 million, or ($0.14) per share, in the prior year period. The fiscal 2010 results include a loss on disposal of $5.2 million. The fiscal 2009 results include a pre-tax charge of $20.0 million for the write down of goodwill and intangibles taken in the fiscal 2009 second quarter as well as a pre-tax $14.7 million loss on disposal taken in the fiscal 2009 fourth quarter of the Home and Children’s Gifts segment.

Including discontinued operations, net loss for the year, was $4.2 million, or ($0.07) per share, compared with a net loss, including discontinued operations, of $98.4 million, or ($1.55) per share, in the prior year. For the quarter, net loss was $5.0 million, or ($0.08) per share, compared with a net loss of $22.2 million, or ($0.35) per share, in the prior year period.

Jim McCann, CEO of 1-800-FLOWERS.COM, said, “Throughout fiscal 2010, consumer discretionary spending continued to be impacted by the uncertainty in the macro economy. As a result, total revenues and profitability were below our expectations for the fiscal fourth quarter and the full year, particularly in our core Consumer Floral business category.”

McCann noted that results in the Company’s Consumer Floral business were also impacted by lower gross profit margins, reflecting promotions and the elimination of high-margin commission revenue associated with a third-party marketing program that the Company discontinued at the end of the fiscal second quarter. Despite these conditions, during the fiscal year, the Company achieved:

  Adjusted EBITDA of $28.6 million,
  Positive adjusted EPS,
  Free Cash Flow of approximately $25 million for the year, and
  A reduction of more than $32 million in total outstanding debt.

These results reflect solid performance in the BloomNet wire service business and strong bottom-line results in the Company’s Gourmet Food and Gift Baskets category. Free cash flow benefited significantly from the Company’s focused management of the discontinued Home and Children’s Gifts business, which was sold in January, as well as reductions in capital spending and working capital.

“As we manage our business in what continues to be a challenging economic landscape, we remain focused on the three principals that we believe will enable us to achieve long-term, profitable growth. These are:

  Know and Take Care of Our Customer – evidenced by the recent number one ranking in customer satisfaction and service that we received from the STELLA Service independent rating agency.
  Maintain and Enhance our Financial Strength and Flexibility – where we completed the sale of our non-strategic Home and Children’s Gifts business using the proceeds to further pay down our term debt, strengthening our balance sheet and revising our bank credit facility to provide additional flexibility, and
  Continue to Innovate and Invest for the Future –
    in new technology opportunities such as mobile e-commerce where we were awarded the Retail Info Systems 2010 Mobile App of the Year in the Best Shopping category for 1-800-FLOWERS.COM mobile site, in the successful launch of our new 1-800-Baskets.com brand in November, and the development of our Fannie May retail store franchising program which is being launched in the current fiscal 2011 first quarter.

“During fiscal 2011, we plan to further invest in these initiatives in combination with additional efforts underway to broaden our product offerings and expand the business channels in which we operate. We believe the steps we are taking now will provide additional leverage to drive improved top and bottom line performance as the economy improves and thereby enable us to emerge from the current challenging economy with an even stronger position as the world’s leading florist and gift shop,” said McCann.

Category Results:

The Company provides selected financial results for its Floral and Gifts business categories in the tables attached to this release and as follows. (Note: Comparative results have been adjusted to reflect the shift of the Company’s gift basket business from the Consumer Floral category to the Gourmet Food and Gift Baskets category and certain other prior year amounts have been reclassified to conform with current year presentation.)

  Consumer Floral: For fiscal 2010, revenues were $366.5 million compared with $394.8 million in the prior year. Revenues for the fiscal fourth quarter were $117.3 million compared with $124.1 million in the prior year period. Gross profit margin for fiscal 2010 was 35.3 percent, down 170 basis points compared with 37 percent in fiscal 2009. For the fourth quarter, gross profit margin was 33.8 percent, down 320 basis points compared with 37 percent in the prior year period. The decline in gross profit margin, particularly in the fourth quarter, was primarily related to one-time charge of $1.9 million for the early termination of the Company’s marketing agreement with Martha Stewart Living Omnimedia and the loss of high-margin revenues, compared with the prior year period, associated with a third-party marketing program that was ended in December 2009. Category contribution margin for the fiscal year was $22.1 million compared with $38.8 million in the prior year. For the fiscal fourth quarter, category contribution margin was $7.5 million, compared with $13.3 million in the prior year period. The Company defines category contribution margin as earnings before interest, taxes, depreciation and amortization, before the allocation of corporate overhead expenses and goodwill and intangible impairment.
  BloomNet Wire Service: For fiscal 2010, revenues were $61.9 million, compared with $63.5 million in the prior year. Revenues for the fiscal fourth quarter were $15.6 million, compared with $16.1 million in the prior year period. Gross profit margin for fiscal 2010 was 56.4 percent compared with 55.7 percent in the prior year. For the fiscal fourth quarter, gross profit margin was 57 percent compared with 55.2 percent in the prior year period. Category contribution margin for fiscal 2010 was $19.1 million, compared with $18.8 million in the prior year period. For the fiscal fourth quarter, category contribution margin was $5.0 million, compared with $4.2 million in the prior year period. This improvement reflected product and service revenue mix and pricing initiatives.
  Gourmet Food and Gift Baskets: For fiscal 2010, revenues were $239.9 million, compared with $258.7 million in the prior year. Revenues for the fiscal fourth quarter were $32.4 million, compared with $32.8 million in the prior year period. Gross profit margin for fiscal 2010 increased 340 basis points to 42.1 percent, compared with 38.7 percent the prior year period. For the fiscal fourth quarter, gross profit margin increased 790 basis points to 43.7 percent, compared with 35.8 percent in the prior year period. The increases in gross profit margin for both the fiscal fourth quarter and full year were primarily related to product mix, with increased ecommerce sales and lower wholesale revenues as a percent of total revenues as well as significant improvements in manufacturing productivity across all brands. Category contribution margin for fiscal 2010 was $27.3 million compared with $24.6 million in the prior year period. For the fiscal fourth quarter, category contribution margin was $0.4 million, compared with a loss of $2.7 million in the prior year period.

Customer Metrics

In terms of its key customer metrics from continuing operations, the Company said 4.9 million e-commerce customers placed orders during fiscal 2010, of which approximately 52.0 percent were repeat customers. During fiscal 2010, the Company attracted more than 2.3 million new customers. For the fiscal fourth quarter, approximately 1.7 million e-commerce customers placed orders with repeat customers representing 61 percent of the total. During the quarter, the Company attracted more than 650,000 new e-commerce customers.

  Discontinued Operations Results: Total revenues for the Company’s Home and Children’s Gifts segment in fiscal 2010 (through the sale of the division in January 2010) were $87.9 million, compared with $143.7 million for the full year in fiscal 2009. Gross profit margin for the year was 46.6 percent compared with 46.9 percent in the prior year. Contribution margin for the year was $4.6 million compared with a loss of $2.6 million in the prior year.

Company Guidance:

Reflecting the continued uncertainty in the consumer economy, the Company is modifying how it provides forward guidance compared with past practices. This includes the elimination of specific guidance for revenues, EPS, EBITDA and free cash flow. In terms of its outlook for fiscal 2011, the Company does not anticipate significant improvements in consumer demand for discretionary purchases and therefore expects continued challenges to top line growth. During fiscal 2011, the Company plans to:

  Continue its programs to enhance operating efficiencies by leveraging its business platform;
  Improve its gross profit margins through a number of initiatives, including reduced promotional activity and enhanced manufacturing operations, and
  Continue to invest and innovate for the future, including expanding its fast growing social and mobile commerce initiatives, growing its new 1-800-BASKETS.COM business and rolling out a new franchising program for the Fannie May brand.

For fiscal 2011, the Company expects to maintain capital expenditures at approximately $15 million.

Definitions:

EBITDA: Net income (loss) before interest, taxes, depreciation and amortization. The Company presents EBITDA and adjusted financial information (Adjusted Net (Loss) Income from continuing operations, Adjusted EPS from continuing operations, Adjusted EBITDA from continuing operations, and Adjusted EPS – collectively “adjusted financial information”) because it considers such information a meaningful supplemental measure of its performance and believes it is frequently used by the investment community in the evaluation of similarly situated companies. The Company also uses EBITDA and adjusted financial information as one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees. The Company’s credit agreement uses EBITDA and adjusted financial information to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA and adjusted financial information is also used by the Company to evaluate and price potential acquisition candidates. EBITDA and adjusted financial information have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of EBITDA are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and adjusted financial information should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is the world’s leading florist and gift shop. For more than 30 years, 1-800-FLOWERS® (1-800-356-9377 or www.1800flowers.com) has been providing customers with fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, balloons and plush stuffed animals perfect for every occasion. As always, 100% satisfaction is guaranteed. 1-800-FLOWERS.COM’s Mobile Flower & Gift Center was named winner of the RIS (Retail Info Systems) 2010 Mobile App of the Year Award in the “Best Shopping” category. The Company was also recognized by Computerworld magazine as a Premier 100 IT Leader for 2010. The Company’s BloomNet® international floral wire service (www.mybloomnet.net) provides a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably. The 1-800-FLOWERS.COM, Inc. “Gift Shop” also includes gourmet gifts such as popcorn and specialty treats from The Popcorn Factory® (1-800-541-2676 or www.thepopcornfactory.com); cookies and baked gifts from Cheryl’s® (1-800-443-8124 or www.cheryls.com); premium chocolates and confections from Fannie May® confections brands (www.fanniemay.com and www.harrylondon.com); wine gifts from The Winetasting NetworkSM (www.winetasting.com) and Geerlings&WadeSM (www.geerwade.com); gift baskets from 1-800-BASKETS.COM® (www.1800baskets.com) as well as Celebrations® (www.celebrations.com), a new premier online destination for fabulous party ideas and planning tips. 1-800-FLOWERS.COM, Inc. is involved in a broad range of corporate social responsibility initiatives including continuous expansion and enhancement of its environmentally-friendly “green” programs as well as various philanthropic and charitable efforts. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for gross margin improvement and enhanced operating efficiencies as part of the Company’s guidance with respect to its fiscal year 2011 compared with the prior year. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to improve gross profit margins, its ability to successfully roll out its Fannie May franchise program, its ability to effectively integrate and grow its acquired companies; its ability to cost effectively acquire and retain customers; its ability to manage working capital requirements and capital expenditures; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to cost efficiently manage inventories; its ability to leverage its operating infrastructure; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Conference Call:

The conference call will be available via webcast from the Investor Relations section of the Company’s web site at www.1800flowersinc.com. To listen to the call via the Internet it is recommended that interested parties go to the web site prior to the start time to download and install any necessary audio software. For those unable to listen to the web cast live, an indexed recording of the call will be posted on the Investor Relations section of the Company’s web site within 24 hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 2:00 p.m. EDT on the day of the call through 11:59 p.m. EDT on Thursday, August 26, 2010 at: 1-800-642-1687 or 1-706-645-9291 (international); enter replay pass code #88487435.

[Note: Attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.]

1-800-FLOWERS.COM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	June 27,	June 28,
	2010	2009

Assets
Current assets:
Cash and equivalents	$27,843	$29,562
Receivables, net	13,943	11,335
Inventories	45,121	45,854
Deferred income taxes	5,109	12,666
Prepaid and other	5,662	4,580
Current assets of discontinued operations	-	18,100
Total current assets	97,678	122,097

Property, plant and equipment, net	51,324	54,770
Goodwill	41,211	41,205
Other intangibles, net	41,042	42,822
Deferred income taxes	19,265	11,725
Other assets	5,566	3,890
Non-current assets of discontinued operations	-	9,647
Total assets	$256,086	$286,156

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$59,914	$53,460
Current maturities of long-term debt and obligations under
capital leases	14,801	22,337
Current liabilities of discontinued operations	-	2,633
Total current liabilities	74,715	78,430

Long-term debt and obligations under capital leases	45,707	70,518
Other liabilities	3,038	2,091
Non-current liabilities of discontinued operations	-	1,334
Total liabilities	123,460	152,373
Total stockholders’ equity	132,626	133,783
Total liabilities and stockholders’ equity	$256,086	$286,156

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Operations
(In thousands, except for per share data)

	Quarter Ended		Year Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009

Net revenues from continuing operations:
E-commerce (combined online and telephonic)	$130,444	$138,090	$469,974	$498,519
Other	34,983	34,372	197,736	215,431
Total net revenues from continuing operations	165,427	172,462	667,710	713,950
Cost of revenues	102,455	105,876	401,908	432,744
Gross profit from continuing operations	62,972	66,586	265,802	281,206

Operating expenses:
Marketing and sales	44,459	45,776	172,640	175,839
Technology and development	4,688	5,951	17,952	21,000
General and administrative	11,946	13,582	50,450	50,451
Goodwill and intangible impairment	-	8,978	-	85,438
Depreciation and amortization	5,607	5,282	21,378	21,010
Total operating expenses	66,700	79,569	262,420	353,738
Operating income (loss) from continuing operations	(3,728)	(12,983)	3,382	(72,532)

Other income (expense):
Interest income	25	96	125	314
Interest expense	(827)	(1,501)	(5,571)	(6,269)
Deferred financing write-off	(340)	(3,245)	(340)	(3,245)
Other	-	(160)	34	(95)
Total other income (expense), net	(1,142)	(4,810)	(5,752)	(9,295)
Loss from continuing operations before income taxes	(4,870)	(17,793)	(2,370)	(81,827)
Income tax benefit from continuing operations	(1,644)	(4,713)	(282)	(15,326)
Loss from continuing operations	(3,226)	(13,080)	(2,088)	(66,501)
Operating loss from discontinued operations before income taxes	(1,168)	(14,269)	(1,723)	(39,754)
(including loss on disposal of $1.2 million and $5.2 million during the three months and year ended June 27, 2010,
respectively, and $14.7 million during the three months and
year ended June 28, 2009, respectively, and impairment
charges of $20.0 million during the year ended June 27, 2009)
Income tax expense (benefit) from discontinued operations	560	(5,122)	410	(7,838)
Loss from discontinued operations	(1,728)	(9,147)	(2,133)	(31,916)
Net loss	$(4,954)	$(22,227)	$(4,221)	$(98,417)

Basic and diluted net loss per common share
From continuing operations	$(0.05)	$(0.21)	$(0.03)	$(1.05)
From discontinued operations	(0.03)	(0.14)	(0.03)	(0.50)
Net loss per common share	$(0.08)	$(0.35)	$(0.07)	$(1.55)

Weighted average shares used in the calculation of basic and
diluted net loss per common share	63,828	63,466	63,635	63,565

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	June 27,	June 28,
	2010	2009

Operating activities
Net loss	($4,221)	($98,417)
Reconciliation of net loss to net cash provided by operations:
Operating activities of discontinued operations	8,204	7,210
Loss on sale/impairment of discontinued operations	5,183	34,758
Goodwill and intangible asset impairment from continuing operations	-	85,426
Depreciation and amortization	21,378	21,010
Amortization of deferred financing costs	763	3,751
Deferred income taxes	(127)	(22,249)
Bad debt expense	1,908	2,264
Stock based compensation	4,643	1,724
Other non-cash items	77	(166)
Receivables	(4,516)	516
Inventories	733	(2,589)
Prepaid and other	(1,082)	(219)
Accounts payable and accrued expenses	6,453	(5,754)
Other assets	(124)	412
Other liabilities	389	511
Net cash provided by operating activities	39,661	28,188

Investing activities
Acquisitions, net of cash acquired	-	(12,001)
Proceeds from sale of business	10,468	25
Capital expenditures, net of non-cash expenditures	(15,041)	(12,265)
Purchase of investment	(2,192)	-
Other	325	215
Investing activities of discontinued operations	(78)	(1,202)
Net cash used in investing activities	(6,518)	(25,228)
Financing activities
Acquisition of treasury stock	(878)	(797)
Proceeds from exercise of employee stock options	-	114
Proceeds from bank borrowings	49,000	120,000
Repayment of notes payable and bank borrowings	(79,352)	(100,648)
Debt issuance cost	(1,637)	(3,603)
Repayment of capital lease obligations	(1,995)	(502)
Financing activities of discontinued operations	-	(86)
Net cash (used in) provided by financing activities	(34,862)	14,478
Net change in cash and equivalents	(1,719)	17,438
Cash and equivalents:
Beginning of period	29,562	12,124
End of period	$27,843	$29,562

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Category Information
(in thousands)

	Quarter Ended			Year Ended
	June 27,	June 28,		June 27,	June 28,
	2010	2009	% Change	2010	2009	% Change
Net revenues from continuing operations:
1-800-Flowers.com Consumer Floral (*)	$117,251	$124,052	(5.5%)	$366,516	$394,782	(7.2%)
BloomNet Wire Service	15,639	16,092	(2.8%)	61,883	63,515	(2.6%)
Gourmet Food & Gift Baskets (*)	32,411	32,812	(1.2%)	239,942	258,710	(7.3%)
Corporate (**)	470	144	226.4%	1,071	1,119	(4.3%)
Intercompany eliminations	(344)	(638)	46.1%	(1,702)	(4,176)	59.2%
Total net revenues from continuing operations	$165,427	$172,462	(4.1%)	$667,710	$713,950	(6.5%)

	Quarter Ended			Year Ended
	June 27,	June 28,		June 27,	June 28,
	2010	2009	% Change	2010	2009	% Change
Gross profit from continuing operations:
1-800-Flowers.com Consumer Floral	$39,633	$45,890	(13.6%)	$129,239	$145,881	(11.4%)
	33.8%	37.0%		35.3%	37.0%

BloomNet Wire Service	8,909	8,886	0.3%	34,890	35,374	(1.4%)
	57.0%	55.2%		56.4%	55.7%

Gourmet Food & Gift Baskets	14,179	11,761	20.6%	100,990	100,187	0.8%
	43.7%	35.8%		42.1%	38.7%

Corporate (**)	251	50	402.0%	683	289	136.3%
	53.4%	34.7%		63.8%	25.8%

Intercompany eliminations	-	(1)		-	(525)
Total gross profit from continuing operations	$62,972	$66,586	(5.4%)	$265,802	$281,206	(5.5%)
	(38.1%)	(38.6%)		(39.8%)	(39.4%)

	Quarter Ended			Year Ended
	June 27,	June 28,		June 27,	June 28,
	2010	2009	% Change	2010	2009	% Change
Category contribution margin from continuing operations:
1-800-Flowers.com Consumer Floral	$7,460	$13,289	(43.9%)	$22,141	$38,830	(43.0%)
BloomNet Wire Service	4,979	4,206	18.4%	19,051	18,764	1.5%
Gourmet Food & Gift Baskets	382	(2,669)	(114.3%)	27,303	24,606	11.0%
Category Contribution Margin Subtotal	12,821	14,826	(13.5%)	68,495	82,200	(16.7%)
Corporate (*)	(10,942)	(13,549)	19.2%	(43,735)	(48,284)	9.4%
Goodwill and intangible impairment	-	(8,978)	-	-	(85,438)	-
EBITDA	$1,879	$(7,701)	124.4%	$24,760	$(51,522)	148.1%
Goodwill and intangible impairment	-	8,978	-	-	85,438	-
Severance and restructuring costs	-	1,378	-	-	2,543	-
Litigation settlement	-	-	-	898	-	-
Termination of Martha Stewart marketing
agreement	1,931	-	-	1,931	-	-
Termination of post sale 3(rd) party marketing
agreement	1,039	-	-	1,039	-	-
Adjusted EBITDA	$4,849	$2,655	82.6%	$28,628	$36,459	(21.5%)
(*)	During the second quarter of fiscal 2010 the Company launched the 1-800-Baskets.com brand which is included within the results of the Gourmet Food & Gift Baskets category. Prior period results, which had previously been included within the 1-800-Flowers Consumer Floral category, have been restated accordingly.
(**)	Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources,
Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Share-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific category.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Appendix A – Reconciliations of Historical Information
(In thousands)

	Three Months Ended			Year Ended
	June 27,	June 28,		June 27,	June 28,
	2010	2009	% Change	2010	2009	% Change

Category contribution margin from discontinued operations:
Net revenues from discontinued operations	-	$24,902	-	$87,852	$143,746	(38.9%)
Gross Profit from discontinued operations	-	12,369	-	40,905	67,439	(39.3%)
Contribution margin from discontinued operations	-	1,537	-	4,640	(2,569)	280.6%

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Appendix A – Reconciliations of Historical Information
(In thousands)

Reconciliation of Net Loss from Continuing Operations to EBITDA and Adjusted EBITDA from Continuing Operations:

	Quarter Ended		Year Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009

Net loss from continuing operations	($3,226)	($13,080)	($2,088)	($66,501)
Add:
Interest expense	827	1,501	5,571	6,269
Other income (expense)	-	160	-	95
Depreciation and amortization	5,607	5,282	21,378	21,010
Deferred financing cost write-off	340	3,245	340	3,245

Less:
Interest income	25	96	125	314
Income tax benefit	1,644	4,713	282	15,326
Other income (expense)	-	-	34	-
EBITDA	$1,879	($7,701)	$24,760	($51,522)
Goodwill and intangible impairment	-	8,978	-	85,438
Severance and other restructuring costs Litigation settlement	- -	1,378 -	- 898	2,543 -
Termination of Martha Stewart marketing agreement	1,931	-	1,931	-
Termination of post sale 3rd party marketing agreement	1,039	-	1,039	-
Adjusted EBITDA from continuing operations	$4,849	$2,655	$28,628	$36,459
Reconciliation of Net Loss from Continuing Operations to Adjusted Net Income (Loss) from Continuing Operations:

	Quarter Ended		Year Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009
Net loss from continuing operations	($3,226)	($13,080)	($2,088)	($66,501)
Add:
Goodwill and intangible impairment	-	8,978	-	85,438
Severance and other restructuring costs	-	1,378	-	2,543
Deferred financing cost write-off Litigation settlement	340 -	3,245 -	340 898	3,245 -
Termination of Martha Stewart marketing agreement	1,931	-	1,931	-
Termination of post sale 3rd party marketing agreement	1,039	-	1,039	-
Less:
Income tax expense associated with goodwill and
intangible impairment, severance and other
restructuring costs and termination of marketing
agreements	1,241	3,330	1,578	17,375
Adjusted net income (loss) from continuing operations	($1,157)	($2,809)	$542	$7,350

Adjusted net income (loss) per share from continuing
operations:
Basic	($0.02)	($0.04)	$0.01	$0.12
Diluted	($0.02)	($0.04)	$0.01	$0.11

Weighted average shares used in the calculation of net
income (loss) per share from continuing operations:
Basic	63,828	63,466	63,635	63,565
Diluted	64,544	63,776	64,169	64,097

CONTACT:
1-800-FLOWERS.COM, Inc.
Investors:
Joseph D. Pititto, 516-237-6131
invest@1800flowers.com
or
Media:
Yanique Woodall, 516-237-4867
ywoodall@1800flowers.com